UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 22, 2005

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01. OTHER EVENTS.

On March 22, 2005, Bank of America Corporation (the Registrant) announced that its Board of Directors authorized the repurchase of up to 200 million shares of common stock at an aggregate price of up to $12 billion from time to time in open market or private transactions over the next 18 months. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In addition to the foregoing, the Registrant may purchase approximately 42.1 million shares pursuant to a previous authorization.

ITEM 9.01. EXHIBITS.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

March 22, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 22, 2005